                                                                     EXHIBIT 4.8

                               FORM OF GLOBAL IDS

         THIS CERTIFICATE IS A GLOBAL INCOME DEPOSIT SECURITY ("IDS") AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS CERTIFICATE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

         EACH IDS INITIALLY CONSISTS OF ONE SHARE OF COMMON STOCK, $0.01 PAR VALUE, OF VOLUME SERVICES AMERICA HOLDINGS INC. (THE "COMMON STOCK") AND $
PRINCIPAL AMOUNT OF THE    % SUBORDINATED NOTES DUE 2013 OF VOLUME SERVICES
AMERICA HOLDINGS INC. (THE "NOTES"). THE COMMON STOCK AND NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER UNTIL SEPARATED IN ACCORDANCE WITH THE TERMS OF THIS CERTIFICATE.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

                                       IDSs

No. 1                                                            CUSIP NO.:
                                                                 ISIN:


         Volume Services America Holdings, Inc., a Delaware corporation (the "Company") hereby certifies that Cede & Co., or its registered assigns, is the registered owner of the number of Income Deposit Securities ("IDSs") listed on Schedule A hereto.

         Each IDS consists of one share of Common Stock, par value, $0.01 per share of the Company (the "Common Stock")(subject to adjustment in case of a stock split, stock dividend or reclassification of the Common Stock as reflected
in Schedule B hereto) and $ principal amount of    % subordinated notes due 2013
of the Company (the "Notes"). The global Note and global common stock certificate constituting part of this IDSs Certificate are each attached hereto. The terms of the Notes are governed by an Indenture (the "Indenture") dated as
of    , 2003, among the Company, the Guarantors named therein and The Bank of
New York as trustee (the "Trustee"), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this IDSs Certificate consents by acceptance hereof. The Company will furnish to any holder of this IDSs Certificate upon written request and without charge a copy of the Indenture.

         Upon the occurrence of a stock split, stock divided or reclassification of the Common Stock, the IDS will automatically reflect such event and the Company will notify the IDS Transfer Agent and DTC in writing of such event and instruct them to reflect the resulting changes of Schedule B hereof. Immediately following the occurrence of any such event, the Company shall file with the Securities and Exchange Commission a Current Report on Form 8K or any other applicable form, disclosing the changes in the ratio of common stock to principal amount of subordinated notes as a result of such event.

         This IDSs Certificate is not valid unless countersigned and registered by the IDS Transfer Agent.

AUTOMATIC SEPARATION:

         Each IDS will automatically separate into one share of Common Stock (subject to adjustment in case of a stock split, stock dividend or reclassification of the Common Stock as reflected in Schedule B hereto) and $ principal amount of Notes upon the (i) date on which principal on the Notes becomes due and payable, whether at the stated maturity of the Notes or upon acceleration thereof, (ii) any redemption of the Notes or (iii) if DTC is unwilling or unable to continue as securities depository with respect to the IDSs or ceases to be registered clearing agency under the Securities Exchange Act of 1934 and the Company is unable to find a successor depository.

         In addition, upon a notice by the Company of the issuance by the Company of additional Notes pursuant to Section 4.14 of the Indenture ("New Notes") (i) the IDSs represented by this Certificate will be automatically separated into the Common Stock and the Notes represented hereby, (ii) this Certificate shall be canceled, and (iii) a new IDS Certificate(s) will be issued to the holder of this Certificate representing the same number of IDSs ("New IDSs"). Each New IDS will consist of one share of Common Stock (subject to adjustment in the case of a stock split, stock dividend or reclassification of the Common Stock as reflected in Schedule B hereto) and $ principal amount of a combination of the Notes and New Notes in proportion to the aggregate principal balances thereof.

VOLUNTARY SEPARATION:

         The registered holder of this Certificate is entitled, at any time and
from time to time, on or after the earlier of (i)    , 2004, and (ii) the
occurrence of a Change of Control

(as defined in the Indenture), to separate the IDSs represented by this Certificate or any portion thereof for one share of Common Stock (subject to adjustment in case of stock split, stock dividend or reclassification of the
Common Stock as reflected in Schedule B hereto) and $     principal amount of
Notes for each IDS and the Company will take such action as is necessary to facilitate such voluntary separation.


RECOMBINATION:

         Any holder of Common Stock and Notes is entitled, at any time, to combine such holder's Common Stock and Notes to form IDSs and the Company will take such action as is necessary to facilitate such voluntary recombination.


                            [Signature page follows]

Dated:           , 2003

                                VOLUME SERVICES AMERICA HOLDINGS, INC.


                                By:
                                     ----------------------------------------
                                     Name:
                                     Title:



Countersigned and registered:


THE BANK OF NEW YORK
  as IDS Transfer Agent

By:
     ----------------------------------------
     Name:
     Title:

                                                                      Schedule A

                                 NUMBER OF IDSS

         The number of IDSs represented by this global IDS Certificate is ______. The following increases or decreases have been made:

   Date      Number of IDSs prior to  Increase amount   Decrease amount   Number of IDSs After to  Signature
                increase/decrease                                            increase/decrease
-------------------------------------------------------------------------------------------------------------


                                                                      Schedule B

                        NUMBER OF SHARES OF COMMON STOCK

     The number of shares of Common Stock included in each IDS represented by this Certificate is initially one (1). The following adjustments have been made:

Number of shares of Common                                   Number of shares of Common
Stock included in each IDS            Event triggering       Stock included in each IDS
  prior to adjustment                    adjustment           following the adjustment
-------------------------------------------------------------------------------------------------------------




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